[As amended through January 1, 1996]






                    VALERO ENERGY CORPORATION
           AMENDED AND RESTATED RESTRICTED STOCK BONUS
                        AND INCENTIVE PLAN

                   DATED AS OF JANUARY 24,1984

1.   Definitions.

     1.1. For purposes of this Restricted Stock Bonus and Incentive Stock Plan (hereinafter referred to as the ("Plan"), the following terms shall have the meanings stated below unless a different meaning is plainly required by the context.

(a) "Alternate External Performance Objective" means a targeted financial goal selected by the Committee, other than an External Return on Equity Objective, which can be used to objectively compare the performance of the Company or a Division with the performance of a Peer Group specified in an Incentive Stock Contract and which, if attained by the Company or the Division during the Performance Period, will result in the Incentive Participant earning all or a portion of the shares of Incentive Stock specified in such Incentive Stock Contract.

(b) "Alternate Internal Performance Objective"means a targeted financial goal, selected by the Committee, other than an Internal Return on Equity Objective, which can be used to objectively measure the performance of the Company or a Division and which, if attained by the Company or the Division during the Performance Period, will result in the Incentive Participant earning all or a portion of the shares of Incentive Stock specified in such Incentive Stock Contract.

(c)  "Board of Directors" or "Board" means the Board of Directors of Energy.

(d)  "Bonus Participant" - see Paragraph 3.1.

(e)  "Bonus Stock" - see Paragraph 2.

(f)  "Bonus Stock Agreement" - see Paragraph 2.

(g) "Change of Control" shall occur if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of capital stock of Energy having the power to cast 20% or more of the total number of votes that may be cast for the election of directors of Energy; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing events, the persons who were directors of Energy immediately prior to such event shall cease to constitute a majority of the Board of Directors of Energy or any successor to Energy.

(h)  "Committee" - see Paragraph 5.1.

(i) The term "Common Stock" means the Common Stock, $1.00 par value of Valero; however, prior to the Distribution Date (as such term is defined in the Rights Agreement, dated as of November 15, 1985, between Valero and MBank Alamo, NA, as Rights Agent) the terms "Common Stock," "share of Common Stock" or any similar terms shall be construed to refer to one (1) share of the Common Stock together with one (1) Preference Share Purchase Right issued pursuant to such Rights Agreement.

(j) "Company" means Energy, a Delaware corporation, and any Subsidiary of Energy which now exists or hereafter is organized or acquired by Energy, and any successor or successors to Energy or any Subsidiary.

(k) "Compensation Committee" means the Compensation Committee of the Board of Directors, as appointed from time to time by the Board of Directors.

(l) "Division" means a Subsidiary, a group of Subsidiaries or some other identifiable part of the activities of the Company, as determined by the Committee and specified in an Incentive Stock Contract.

(m) "Energy" shall mean Valero Energy Corporation, a Delaware corporation, and its successors.

(n) "Equity" means, for the Company or the Peer Group, as the case may be, the average unweighted common shareholders' equity (including paid-in capital attributable to Common Stock, retained earnings and capital attributable to treasury shares), as reported in the Company's (or in the case of Peer Group Equity, each Peer Group member's) annual and quarterly reports filed with the Securities and Exchange Commission, determined by adding together the Company's (or, in the case of Peer Group Equity, the total of all Peer Group member's) common shareholders' equity at the beginning of the Performance Period, the end of the Performance Period and (without duplication) at the end of each fiscal year during the Performance Period and determining the unweighted arithmetic average thereof.

(o) "Executive" means a key executive employee, including executive officers and directors, of the Company, having ultimate responsibility for planning the Company's operations and controlling its activities and who directly influences its growth and profits, but shall include directors only if employed by the Company on a full-time basis. Up to 3% of the total number of employees of the Company, from to time, may at any one time be designated as key executive employees for purposes of determining employees eligible to participate in the Plan.

(p) "External Performance Objective" means an External Return on Equity Objective or an Alternate External Performance Objective, as the context may require.

(q) "External Return on Equity" shall mean a percentage determined using the formula
                    I         1
                    -         -
                    E    x    P    =    EROE, in which

     "I"  means Income of the Peer Group,

     "O"  means Equity of the Peer Group, and

     "P" means the number of whole and fractional years, expressed as a decimal, in the Performance Period (e.g., a Performance Period of 2 years, 3 months, shall be express as 2.25).

(r) "External Return on Equity Objective" means a targeted External Return, on Equity specified in an Incentive Stock, Contract, the attainment of which by the Company during the Performance Period will result in the Incentive Participant earning all or a portion of the shares of Incentive Stock specified in such Incentive Stock Contract.

(s)  "Factor" - see Paragraph 4.5.

(t)  "Gross Incentive Shares" - see Paragraph 4.5.

(u)  "Incentive Participant" - see Paragraph 3.1.

(v)  "Incentive Stock" - see Paragraph 2.

(w)  "Incentive Stock Contract" - see Paragraph 3.4.

(x) "Income" means, for the Company or the Peer Group, as the case may be, the aggregate cumulative net income (or loss) attributable to common stock during the Performance Period, as reported in the Company's (or, in the case of Peer Group Income, each Peer Group member's) annual and quarterly reports filed with the Securities and Exchange Commission.

(y) "Internal Performance Objective" means an Internal Return on Equity Objective or an Alternate Internal Performance Objective, as the context may require.

(z) "Internal Return on Equity" or "IROE" means a percentage determined using the formula

               I         1
               -         -
               E    x    P    =    IROE, in which

     "I"  means Income of the Company

     "E"  means Equity of the Company, and

     "P" means the number of whole and fractional years, expressed as a decimal, in the Performance Period.

(aa) "Internal Return on Equity Objective" means a targeted Internal Return on Equity specified in an Incentive Stock Contract, the attainment of which by the Company during the Performance Period will result in the Incentive Participant earning all or a portion of the shares of Incentive Stock specified in such Incentive Stock Contract.

(bb) "Net Incentive Shares" - see Paragraph 4.5.

(cc) "Participant" means a Bonus Participant or an Incentive Participant, as the context may require.

(dd) "Peer Group" means a group of corporations (which may include the Company) determined by the Committee and specified in an Incentive Stock Contract whose common capital stock is publicly-held. A corporation designated as a Peer Group member which ceases to be publicly-held during the Performance Period shall be deemed to be a member of the Peer Group for each quarterly period during which the corporation was at all times publicly-held but shall be deleted from the Peer Group as of the last day of the final such quarterly period. If a corporation is deleted from a Peer Group as a result of the preceding sentence, the Committee may (but shall not be required to) designate within six months thereafter another publicly-held corporation to become a substitute Peer Group member effective as of the date on which its predecessor was deleted from the Peer Group, and such successor corporation, if so designated, shall become a member of said Peer Group for all purposes of the Plan and any Incentive Stock Contract entered into thereunder in which said Peer Group is specified. In the event that a Peer Group member shall have a fiscal year other than a calendar year, then for purposes of determining External Return on Equity or the Peer Group's performance with respect to any External Performance Objective the results of such Peer Group member for those quarterly fiscal periods of such Peer Group member ending during the Performance Period (or shortened Performance Period, as provided in Paragraph 4.5 of the Plan) shall be included in their entirety and such results for quarterly fiscal periods of such Peer Group member ending after the Performance Period (or shortened Period) shall be excluded in their entirety.

(ee) "Performance Evaluation" - see Paragraph 3.8.

(ff) "Performance Objective" or "Objective" means an Internal Return on Equity Objective, an External Return on Equity Objective, an Alternate Internal Performance Objective, an Alternate External Performance Objective or any objective subject to determination through a Performance Evaluation, as the context may require.

(gg) "Performance Period" - see Paragraph 3.5.

(hh) "Subsidiary" means a corporation at least 50% of the outstanding common
stock of which is owned directly or indirectly by Energy. 2.   Introduction and
Statement of Purpose.

     This Plan is established for the purpose of creating additional incentives for key executive employees of Energy and those of its Subsidiaries adopting the Plan. The Plan is designed to provide such incentives by providing an opportunity for meaningful capital accumulation. It is desired that the benefits available under this Plan, when added to other benefits payable to key executives, will furnish total compensation to key executives which is competitive within the Company's industry.

     The Plan provides for two types of awards, Bonus Stock grants and Incentive Stock Contracts. Bonus Stock grants involve the grant of a specified number of shares of Common Stock ("Bonus Stock"), subject to certain restrictions specified in the Plan and in a written agreement between Energy and the Executive ("Bonus Stock Agreement"). Subject to such restrictions, the recipient of Bonus Stock is treated as the beneficial owner of such stock for all purposes. Incentive Stock Contracts involve the conditional award of a specified number of shares of Common Stock ("Incentive Stock"), which will be issued at the end of a specified period if certain Performance Objectives set forth in a written agreement between Energy and the Executive ("Incentive Stock Contracts) are met. With certain limited exceptions, no Incentive Stock is issued, and the recipient of an Incentive Stock Contract is not treated as the beneficial owner of the actual Incentive Stock, unless and until the specified period has elapsed and such goals have been met.

3.   Operation of the Plan.

     3.1. The Committee may cause Energy to issue, from time to time (subject to the restrictions provided in Paragraph 4.1), shares of Bonus Stock to and enter into Bonus Stock Agreements with such Executives as the Committee, in its sole discretion, may determine and designate ("Bonus Participants), and may cause Energy to enter into Incentive Stock Contracts with such Executives as the Committee, in its sole discretion, may determine and designate ("Incentive Participants). Subject to the final authority of the Committee, the selection of Bonus Participants and Incentive Participants may be based on the recommendations of Energy's Chief Executive Officer.

     3.2. No person shall have the right to require the Committee to make him or her, or any other person, a Participant under the *Plan. Decisions by the Committee as to participation in the Plan shall be final.

     3.3. If the Committee shall determine to issue Bonus Stock to a Bonus Participant, the Committee shall designate the number of shares of Common Stock to be issued as Bonus Stock to such Bonus Participant and the time or times at which the restrictions specified in Paragraph 4.1 hereof shall be removed. The amount of such Bonus Stock and the terms governing the removal of such restrictions shall be set forth in a Bonus Stock Agreement containing such other terms and provisions, not inconsistent with the Plan, as the Committee deems appropriate. The execution and delivery of a Bonus Stock Agreement by both Energy and the designated Bonus Participant shall be a condition precedent to the issuance of Bonus Stock to such Bonus Participant.

     3.4. If the Committee determines to enter into an Incentive Stock Contract with an Incentive Participant, the Committee shall designate a maximum number of shares of Common Stock to be issued as Incentive Stock thereunder, a Performance Period and one or more Performance Objectives. The amount of Incentive Stock, Performance Period and Performance Objectives shall be set forth in an Incentive Stock Contract containing such other terms and conditions, not inconsistent with the Plan, as the Committee deems appropriate.

     3.5. Each Incentive Stock Contract shall designate a period ("Performance Period") at the end of which all or some portion of the shares of Incentive Stock specified in the Incentive Stock Contract may be earned. The commencement date and the length of each Performance Period shall be determined by the Committee. Except as provided in Paragraph 4.5 hereof, no Performance Period shall be less than three nor more than five years. No Performance Period shall commence more than six months prior to or six months after the date on which the Incentive Stock Contract is executed by the Company and the Incentive Participant.

     3.6. Each Incentive Stock Contract shall specify one or more Internal Return on Equity Objectives and/or one or more Alternate Internal Performance Objectives. The most difficult such Objective so specified shall be the Internal Performance Objective required to be achieved by the Company (or a Division thereof, as the case may be) during the Performance Period in order to entitle the Incentive Participant to receive the full number of shares of Incentive Stock specified in the Incentive Stock Contract which may be earned through the achievement of an Internal Performance Objective. The remaining such Objectives (if any) shall be less difficult Internal Performance Objective targets or ranges which, if achieved by the Company (or the Division, as the case may be) during the Performance Period, will entitle the Incentive Participant to receive some specified portion of the full number of shares of Incentive Stock which may be earned under the Incentive Stock Contract through the achievement of an Internal Performance Objective. Of the maximum number of shares of Incentive Stock which may be earned under any Incentive Stock Contract, not less than 50% of such maximum number of shares shall be earned, if at all, solely through achievement of an Internal Performance Objective.

     3.7. Each Incentive Stock Contract may specify one or more External Return on Equity Objectives and/or one or more Alternate External Performance Objectives for the Performance Period. If an External Performance Objective is specified, then up to (but not greater than) 25% of the total number of shares of Incentive Stock which may be earned under the Incentive Stock Contract may be designated to be earned by the Incentive Participant through achievement of such Objective. The most difficult such External Performance Objective so specified shall be the External Performance Objective required to be achieved by the Company (or a Division thereof, as the case may be) during the Performance Period in order to -entitle the Incentive Participant to receive the full number of shares of Incentive Stock specified in the Incentive Stock Contract which may be earned through the achievement on an External Performance Objective. The remaining such Objectives (if any) shall be less difficult External Performance Objective targets or ranges which, if achieved by the Company (or a Division, as the case may be) during the Performance Period, will entitle the Incentive Participant to receive some specified portion of the full number of shares of Incentive Stock which may be earned under the Incentive Stock Contract through the achievement of an External Performance Objective. If an Incentive Stock Contract specifies an External Performance Objective, such Objective may be either the exclusive means or an alternate means for determining whether the shares of Incentive Stock which may be earned through the achievement of such Objective have been earned. If an External Performance Objective is specified in an Incentive Stock Contract, the Incentive Stock Contract shall specify the members of the Peer Group from which the External Performance Objective shall be measured.

     3.8. Each Incentive Stock Contract may specify that up to 25% of the total number of shares of Incentive Stock specified therein may be awarded to the Incentive Participant on the basis of an evaluation of the Incentive Participant's performance during the Performance Period (a "Performance Evaluation"). Such Performance Evaluation and the award of any shares of Incentive Stock as the result thereof shall be made by the Committee and shall be based on such objective or subjective criteria as it, in its sole discretion, determines to be appropriate. Subject to the final authority of the Committee, such Performance Evaluation and the award of any shares of Incentive Stock as the result thereof may be based on the recommendation of the Incentive Participant's immediate supervisor or another person designated by the Committee. Performance Evaluations made by the Committee shall be final, and no Incentive Participant or other person claiming by, through or under an Incentive Participant shall have the right to require that any Incentive Shares actually be issued at the end of the Performance Period as the result of a Performance Evaluation, it being intended that the issuance of any shares of Incentive Stock as the result thereof be completely at the discretion of the Committee, which shall not be required to explain or justify its basis for issuing or determining not to issue any such Incentive Stock.

     3.9. An aggregate maximum of 750,000 shares of Common Stock may be issued as Bonus Stock under the Plan or granted and subsequently issued as Incentive Stock under the Plan. Within such aggregate maximum number of 750,000 shares, there is no maximum number of such shares which may be issued as Bonus Stock or which may be reserved and subsequently issued as Incentive Stock.

     3.10. Upon the allocation of Bonus Stock hereunder, the aggregate number of additional shares of Bonus Stock and Incentive Stock which may be granted or issued hereunder shall be reduced by the number of shares of Bonus Stock so allocated, and upon the forfeiture of any Bonus Stock pursuant to the provisions hereof, or upon the cancellation or surrender to Energy for whatever reason of any shares of Bonus Stock issued hereunder (including, without implied limitation, 24,000 shares of Bonus Stock issued on February 22, 1983 and March 15, 1983 and surrendered and canceled as of March 30, 1983), the aggregate number of additional shares of Bonus Stock and Incentive Stock which may be granted or issued hereunder shall be increased by such number of shares, and said shares may again be the subject of allocations hereunder.

     Upon the execution of an Incentive Stock Contract, the aggregate number of additional shares of Bonus Stock and Incentive Stock which may be granted or issued hereunder shall be reduced by the number of shares of Incentive Stock specified in such Incentive Stock Contract, and upon the forfeiture of an Incentive *Participant's right to receive Incentive Stock under an Incentive Stock Contract pursuant to the provisions hereof or of such Incentive Stock Contract (including, without implied limitation, any forfeiture resulting from failure of the Company, a Division or the Participant to attain any Performance Objective during the Performance Period or from a Participant's death, total and permanent disability, commencement of leave of absence or retirement or other termination of employment or a Change of Control of the Company), or upon the cancellation or surrender to Energy for any reason of a Participant's rights with respect to Incentive Stock under such Incentive Stock Contract, the aggregate number of additional shares of Bonus Stock and Incentive Stock which may be granted or issued hereunder shall be increased by such number of shares, and said shares may again be subject of allocations hereunder.

     3.11. In the event that the issued and outstanding shares of Common Stock of Energy should, as a result of any stock dividend, stock split or spin-off, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reclassification, reorganization, liquidation, or other similar event, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of Energy or of another corporation, the number and class of additional shares or other securities which may be issued under the Plan shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share of Common Stock or other security being issuable under the Plan, such fractions shall be disregarded.

     3.12. If pursuant to applicable provisions of an Incentive Stock Contract or this Plan, all or any portion of the Incentive Stock which an Incentive Participant is entitled (but for this Paragraph 3.12) to receive, would be received by the Incentive Participant subsequent to any stock dividend, stock split or spin-off, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reclassification, reorganization, liquidation or other similar event as a result of which shares or other securities of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or another class or classes, then, in lieu of the number of shares of Common Stock determined pursuant to the Incentive Stock Contract, the Incentive Participant shall receive, at the time specified in the Plan and the applicable Incentive Stock Contract, the aggregate number and class of shares or other securities which, if the number of shares of Common Stock (as authorized at the date of execution of the Incentive Stock Contract) otherwise determined to have been earned by the Incentive Participant pursuant to applicable provisions of the Plan and the Participant's Incentive Stock Contract had been issued to the Incentive Participant at the date of execution of the Incentive Stock Contract and had not been disposed of, such Participant would, as a result of any such stock dividend, stock split or spin-off, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reclassification, reorganization, liquidation or other similar event, be holding at the time when Incentive Stock is required to be issued pursuant to terms of the Incentive Stock Contract, provided, however, that no fractional share of Common Stock or any other security shall be issued under the Plan, and a cash payment shall be made to the Participant to reflect the value of any fractional share of Common Stock or other security not issued.

     3.13. The Committee may make Bonus Stock grants and Incentive Stock awards to any prospective employee of the Company who, upon commencing employment, would be an Executive of the Company. In any such case, if the prospective employee for any reason whatsoever, including (without implied limitation) death, disability, or the termination by the Company of the employment arrangement with such person, does not actually commence employment with the Company then, the provisions of Paragraphs 4.4 and 4.5 hereof notwithstanding, any Bonus Stock granted to such prospective employee, and such prospective employee's rights under any Incentive Stock Contract or Bonus Stock Agreement and with respect to any Incentive Stock Contract or Bonus Stock issuable thereunder, shall be automatically forfeited and surrendered to Energy, and neither such prospective employee nor any person claiming by, through or under such prospective employee shall have any right to receive any such Bonus Stock or Incentive Stock or any damages or other compensation as the result of such forfeiture. At such time as any such prospective employee commences actual employment with the Company, he or she shall then be deemed a Participant for all purposes of the Plan.

     3.14. Distributions of Bonus Stock and Incentive Stock may, as the Committee shall in its sole discretion determine, be made from authorized but unissued shares or from treasury or reacquired shares. All authorized and unissued shares issued as Bonus Stock or Incentive Stock in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4.   Restrictions on Bonus Stock and Incentive Stock Issued Under the Plan.

     4.1. Neither any shares of Bonus Stock issued under the Plan nor any right or interest of any Bonus Participant under any Bonus Stock Agreement may be sold, exchanged, pledged, hypothecated, transferred, assigned, garnished or otherwise disposed of or alienated for a period of five years from the date of issuance of such Bonus Stock; provided, the Committee may determine that some or an of such restrictions may earlier terminate, at one time or on more than one occasion, with respect to all or any portion of such Bonus Stock. However, nothing in this
Plan shall be construed to preclude the transfer of Bonus Stock, upon the death of the Bonus Participant, to his or her legal representatives or his or her estate or preclude such representatives from transferring such shares, or any of them, to the person or persons entitled thereto by will or by the laws of descent and distribution.

     4.2. Neither any shares of Incentive Stock granted under the Plan nor any right or interest of any Incentive Participant under any Incentive Stock Contract may be sold, exchanged, pledged, hypothecated, transferred, assigned, garnished or otherwise disposed of or alienated prior to the time that shares of Incentive Stock are actually issued to the Incentive Participant pursuant to the Plan and the applicable Incentive Stock Contract.

     4.3. In the event a Participant's employment with the Company is voluntarily terminated by the Participant (whether through retirement or otherwise) or is terminated by the Company for cause, or the Participant commences a leave of absence from his or her employment with the Company, then (a) all shares of Bonus
Stock previously issued to a Bonus Participant hereunder which are still subject to the restrictions set forth in Paragraph 4.1 hereof shall thereupon be automatically forfeited by the Bonus Participant and surrendered to Energy, and
(b) except as set forth in Paragraph 4.5 hereof, an Incentive Participant's right to receive any and all Incentive Stock granted to such Incentive Participant pursuant to an Incentive Stock Contract shall thereupon be automatically forfeited by the Incentive Participant; provided, that in the case of an Incentive Participant, if the Participant's voluntary termination, termination for cause or commencement of leave of absence shall occur after the end of the Performance Period specified in the applicable Incentive Stock Contract but prior to the actual issuance of Incentive Stock thereunder, such Incentive Participant shall nonetheless receive any Incentive Stock which he or she would have been entitled to receive under the applicable Incentive Stock Contract if such termination or leave of absence had not occurred; and provided further, that in each instance wherein a Participant retires or otherwise terminates employment, is terminated for cause or commences a leave of absence, the Committee (or, in the case of a Participant who at the date such approval is not subject to the provisions of Section 16 under the Securities Exchange Act of 1934, the Chairman of the Board and Chief Executive Officer of Energy) shall be entitled (but may not be required) (x) in the case of a Bonus Participant, to permit the Participant to receive all or part of the Participant's Bonus Stock which, at the date of termination of employment, would otherwise have remained subject to restrictions, and (y) in the case of an Incentive Participant, to permit the Participant to receive (i) the number of shares of Incentive Stock, if any, which he or she would have been entitled to receive pursuant to Paragraph 4.5 hereof had the Participant terminated employment as a result of one of the events specified in the first sentence of Paragraph 4.5 hereof, or (ii) such additional or different shares of stock or other securities as may in the interim period have been issued in respect of the shares of Incentive Stock specified in clause
(i) above as the result of any stock dividend, stock split or spin-off, recapitalization, combination or exchange of shares, merger or consolidation, acquisition of stock or property, separation, reclassification, reorganization, liquidation or other similar event affecting such shares. Any action specified in clause (x) or (y) above shall be taken by the Committee or the Chairman of the
Board and Chief Executive Officer, if at all, not later than six months following the Participant's date of termination or commencement of such leave of absence.

     4.4. Should a Bonus Participant's employment be terminated by death or total
and permanent disability, or by the Company without cause, or if a Change of Control should occur with respect to the Company, all restrictions to which such Participant's Bonus Stock remained subject at such time pursuant to Paragraph 4.1 shall thereupon automatically terminate and the certificates for such Bonus Stock shall be promptly delivered to the Bonus Participant or his or her representative.

     4.5. Should an Incentive Participant's employment be terminated by death or total and permanent disability, or by the Company without cause, or if a Change of Control should occur with respect to the Company, then, notwithstanding that a longer Performance Period is specified in the Participant's Incentive Stock Contract, such Performance Period shall be deemed to have ended on the last day of the quarter preceding the date of such termination or Change of Control (or, if such event occurs on the last day of a quarter, on the last day of the preceding quarter), the Performance Objectives specified in the Incentive Stock Contract shall be deemed to apply to such shortened Performance Period, the calculation set forth in clauses (1)-(3) below shall be made to determine the number of shares of Incentive Stock which the Incentive Participant shall be deemed to have earned under his or her Incentive Stock Contract and such shares of Incentive Stock shall be promptly issued to the Participant. (1) A determination shall be made as to the gross number of shares of Incentive Stock ("Gross Incentive Shares) the Incentive Participant would be entitled to receive on the basis of attainment of Performance Objectives during such shortened Performance Period. If the Incentive Participant's Incentive Stock Contract specified, pursuant to Paragraph 3.8 of the Plan, that a portion of the total number of shares of Incentive Stock specified therein could be awarded to the Participant on the basis of a Performance Evaluation, the maximum number of shares which could have been awarded on the basis of such a Performance Evaluation shall be added (without duplication) to the number of shares determined to have been earned on the basis of attaining other Performance Objectives during the shortened Performance Period in order to determine the Participant's Gross Incentive Shares. (2) The Participant's shortened Performance Period, determined as provided above, shall be compared with the original Performance Period specified in his or her Incentive Stock Contract, and the relationship that the shortened Performance Period bears to the original Performance Period, expressed as a percentage, shall be determined. (3) The appropriate factor ("Factor") shall be selected from the table below and multiplied by the Participant's Gross Incentive Shares to determine the net number of Incentive Shares ("Net Incentive Shares") which the Participant shall be deemed to have earned under the Incentive Stock Contract.

If the shortened
Performance Period                 of the orifinal Performance
is at leat               but less than  Period, the Factor shall be

     75%                     100%                      1.00

     50                       75                        .75

     25                       50                        .50

   12.5                       25                        .25

      0                     12.5                       0.00

Certificates for the number of shares of Common Stock constituting the Participant's Net Incentive Shares shall be promptly delivered to the Incentive Participant or his or her representative. Any shares of Incentive Stock granted to the Incentive Participant under the Incentive Stock Contract which are in excess of the Participant's Net Incentive Shares, determined as set forth above, shall be deemed automatically forfeited by the Participant.

     4.6. The Treasurer of Energy, on behalf of the Committee, shall retain all stock certificates representing Bonus Stock issued to any Bonus Participant under the Plan, together with stock powers executed by the Participant pertaining to the Bonus Stock, until the restrictions on such Bonus Stock described in Paragraph 4.1 shall lapse. Should shares of Bonus Stock be forfeited by a Bonus Participant pursuant to Paragraph 4.3, the Committee shall cause the Treasurer of Energy to transfer the forfeited shares to Energy. Certificates representing Bonus Stock still subject to restriction pursuant to Paragraph 4.1 shall be imprinted with a legend to the effect that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, assigned, garnished or otherwise disposed of except in accordance with the terms of this Plan, and each transfer agent for the Common Stock shall be instructed to such effect in respect of such shares. In the event that, as the result of any stock dividend, stock split or spin-split, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of stock or property, separation, reclassification, reorganization, liquidation, or other similar event, the Bonus Participant shalt as the beneficial owner of Bonus Stock subject to restrictions hereunder, be entitled to receive new or additional or different shares of stock or other securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or other securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend and deposited with the Treasurer of Energy as provided above, and all provisions of the Plan relating to restrictions and lapse of restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or other securities to the extent applicable to the shares with respect to which they were distributed; provided, however, that if rights, warrants or fractional interests shall be issued in respect of any Bonus Stock, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Participant free and clear of the restrictions herein set forth. Unless and until such Bonus
Stock shall be forfeited, a Bonus Participant in whose name shares of Bonus Stock are registered shall be entitled to receive any cash dividends declared with respect to such shares and exercise voting rights with respect to such shares.

     4.7. For purposes of the Plan, the Committee shall determine, in the exercise of its discretion, whether or not a Participant is totally and permanently disabled for purposes of the Plan and the date such. disability (if any) commenced. Any such determinations by the Committee shall be conclusive and binding on the Participant and any person claiming by, through or under the Participant. Any determination of total and permanent disability and of the commencement date thereof will be made on the basis of medical reports and other evidence satisfactory to the Committee and in accordance with a uniform, non-discriminatory policy applied by the Committee. However, such determinations will not be binding on the Company or any participant with respect to any other employee benefit or other plan or insurance policy wherein such determinations may be relevant, and need not be consistent with any determinations made under any such other plan or insurance policy.

     A Participant is deemed to have retired for purposes of the Plan when the Participant retires under the Pension Plan for Employees of Valero Energy Corporation or another, similar pension plan of the Company providing benefits to the Participant.

5.   Administration by the Committee.

     5.1. The Plan shall be administered by the Compensation Committee of Energy's Board of Directors, as the same shall be appointed and constituted from time to time by such Board of Directors, provided, that if the Compensation Committee shall at any time have as a member any person who is eligible to participate in the Plan or who within one year prior thereto was eligible to participate in the Plan, such person shall not serve as an administrator for the Plan or participate in any discussion, deliberation or decision regarding this Plan, and, if as a result thereof the Plan would have less than three administrators, the Board of Directors of Energy shall appoint, from among the remaining Directors of Energy, one or more persons to serve as an administrator for the Plan so that the Plan shall at times have not less than three administrators, none of whom are eligible, or within one year prior to serving thereon have been eligible, to participate in the Plan.

     5.2. The Committee is empowered to:

          (a) Make all determinations and computations concerning the issuance of Bonus Stock and the reservation and issuance of Incentive Stock under the Plan and the number of shares to be reserved for and/or issued to each Participant;

          (b) Cause Energy to enter into Bonus Stock Agreements and Incentive Stock Contracts with Participants for the issuance of Bonus Stock and the reservation and issuance of Incentive Stock hereunder;

          (c) Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof,

          (d) Construe and administer all terms, provisions, conditions and limitations of the Plan in good faith;

          (e) Make equitable adjustments for any mistakes or errors in the administration of the Plan or deemed by the Committee to be necessary as the result of any unusual situation or any ambiguity in the Plan,

          (f) Select, employ and compensate, from time to time, such consultants, accountants, attorneys and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan.

     5.3. The foregoing list of express powers is not intended to be either complete or exclusive, but the Committee shall, in addition, have such powers, whether or not expressly authorized, which it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan. Except as otherwise specifically provided herein, the decision or judgment of the Committee on any question arising hereunder in connection with the exercise of any of its powers shall be final, binding and conclusive upon all parties concerned (including the Participant and any person claiming by, through or under a Participant) and shall not be subject to review.

6.   Miscellaneous Provisions.

     6.1. As a condition to the issuance of Bonus Stock or Incentive Stock, Energy may require the Participant receiving such stock to represent and warrant at the time of issuance that the shares are being acquired only for investment and without any present intention to sell or distribute such shares it in the opinion of counsel for Energy, such representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental authority.

     6.2. During the term of the Plan, Energy will at all times reserve and keep available, or have authorized but unissued, such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of Energy to obtain from any regulatory body having jurisdiction authority deemed by Energy's counsel to be necessary to the lawful issuance of any of its Common Stock or other security hereunder shall relieve the Company of any liability in respect of the non-issuance of such Common Stock or other security as to which such requisite authority shall not have been obtained.

     6.3. Until the issuance of the stock certificate(s) for Bonus Shares or Incentive Shares to a Participant, (as evidenced by the appropriate entry on the books of Energy or of a duly authorized transfer agent of Energy), no right to vote or receive cash dividends or other distributions or any other rights as a stockholder of Energy shall exist with respect to such Bonus Shares or Incentive Shares, notwithstanding the grant of such Bonus Stock, the execution of a Bonus Stock Agreement or Incentive Stock Contract, or the occurrence of any event or the passing of any period of time giving rise to a right in the Participant to receive Incentive Stock under an Incentive Stock Contract. No adjustment will be made for any cash dividend or other distribution or other rights for which the record date is prior to the date the stock certificates evidencing such shares of Bonus Stock or Incentive Stock are issued, except as otherwise expressly provided under Paragraph 3.12 of this Plan. The Company shall endeavor *in-good faith to issue stock certificates for shares of Incentive Stock or Bonus Stock which are authorized to be issued under the Plan as promptly as practicable. However, neither the Company, Energy, the Committee or any member thereof, any transfer agent or any other person shall have any liability to any Participant (or to any person claiming by, through or under any Participant) as the result of any delay in the issuance of any such certificates, including delays resulting from the negligence or willful conduct of any such person or entity.

     6.4 Notwithstanding anything to the contrary contained in this Plan or any Incentive Stock Contract entered into hereunder, except as provided in the last sentence of this Paragraph 6.4 any Incentive Stock Contract entered into under this Plan (as amended and restated hereby) and any Bonus Stock grant made under this Plan shall be entered into or granted, *as the case may be, subject to the approval of this Plan by the affirmative vote of the holders of a majority of the voting securities of Energy present or represented and entitled to vote at a meeting duly called and held for such purpose in accordance with applicable Delaware law. No Incentive Stock Contract entered into under this Plan nor any Bonus Stock grant made under this Plan shall, except as provided in the last sentence of this Paragraph 6.4, create any obligation in the Company or Energy prior to such approval. In the event that the holders of a majority of the voting securities of Energy do not so approve this Plan, any and all Incentive Stock Contracts theretofore entered into shall thereupon terminate and shall be void and of no force of effect and no Incentive Stock shall be issued thereunder.
The foregoing provisions of this Paragraph 6.4 notwithstanding, up to 491 additional shares of Bonus Stock may be granted under this Plan from and after January 24, 1984, which grants shall not be made subject to the approval of the Plan by the holders of a majority of the voting securities of Energy, as set forth above.

     6.5. Upon becoming entitled to receive shares of Bonus Stock or Incentive Stock under the Plan (or, if at the time of receipt the recipient shall not be subject to taxation with respect to such shares, at such later date as such recipient becomes subject to taxation with respect to such shares; whichever such date is applicable being referred to herein as the "tax date"), the recipient shall make a cash payment to Energy equal to the amount required by applicable provisions of law to be withheld by Energy in connection with federal income tax,
F.I.C.A. and all other federal, state and local taxes in respect of such shares (or such greater amount as the recipient shall elect to have withheld in respect of such taxes; whichever such amount is applicable being referred to herein as the "tax amount"), provided, that subject to the prior approval or disapproval of the Committee, the recipient may irrevocably elect at any time prior to the tax date that all or any portion of the tax amount be collected by withholding from the number of shares otherwise to be delivered to the recipient that number of shares having a fair market value equal to all or any portion of the amount otherwise to be collected, provided further, that in the case of a recipient subject to Section 16(b) under the Securities Exchange Act of 1934, as amended,
(a) the number of shares withheld from the shares otherwise to be delivered shall not exceed the number of shares necessary to collect the amount required by applicable provisions of law to be withheld or collected (provided that, from and after the date that the Securities and Exchange Commission shall issue a "no-action" letter or other ruling concurring with such procedure, the number of shares to be withheld may be increased to not more than the number necessary to be withheld in order to collect all applicable taxes required to be withheld or expected to be incurred, with federal income taxes being calculated at the maximum statutory tax rate certified by the recipient in a manner satisfactory to the Committee as being applicable to the recipient's income under then existing laws for the year in which the tax date occurs), and (b) the recipients' exercise of the election to withhold shares shall be made only during an "election period." As used herein, "election period" shall mean any period of time which is (a) at least six months following the date of grant of shares of Bonus Stock or date of award of an Incentive Stock Contract with respect to Incentive Stock (except that in the event of the death or total and permanent disability of the grantee, this limitation shall not apply), and (b)(i) during a period beginning on the third business day following the date of release of Energy's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date, or (ii) at least six months prior to the tax date with respect to the shares received. The Committee shall establish withholding procedures where the tax date is deferred pursuant to
Section 83(c)(3) of the Internal Revenue Code of 1986. In all cases, only that number of whole shares the fair market value of which does not exceed the tax amount shall be withheld or delivered and the recipient shall make a cash payment to Energy equal to any excess amount to be withheld or collected. Unless the context otherwise requires, the term "fair market value" as used herein shall mean the average of the reported "high" and "low" sales prices of a share of the Common Stock in the NYSE-Composite Transactions listing on the tax date. In lieu of the foregoing withholding procedure, a recipient, subject to the prior approval or disapproval of the Committee, may satisfy the tax withholding or collection requirement by delivering to Energy on the tax date certificates for other shares of Common Stock already owned by the recipient, endorsed in blank with appropriate signature guarantee, having a fair market value (determined as set forth above) equal to the tax amount. In the case of a recipient subject to
Section 16(b), the election to deliver already owned shares shall be subject to compliance with clauses (a) and (b) above. Any and all taxes payable with respect to income of a Participant or other recipient resulting from the grant or issuance of any Bonus Stock or Incentive Stock hereunder shall be the sole responsibility of the Participant or other recipient, not of the Company or Energy, whether or not Energy or the Company shall have withheld or collected from the Participant any sums required to be so withheld or collected in respect of such income, and whether or not any sums so withheld or collected shall be sufficient to provide for any such taxes.

     6.6. Energy shall be entitled but shall have no obligation to cause the shares of Bonus Stock or Incentive Stock issuable hereunder to be registered under the Securities Act of 1933.

     6.7 Not later than December 31st of each calendar year a Participant, by filing a written request with the Committee, may elect to defer receipt of all or any portion of the Bonus Stock or Incentive Stock which, absent such election, the Participant would be entitled to receive during the following calendar year.
The shares, receipt of which is so deferred, shall be delivered to Participant either (a) in the case of a Participant not subject to clause (b) below, on January 2nd of the second calendar year following the calendar year in which such election is made, or (b) in the case of a Participant subject to liability under
Section 16(b) under the Securities Exchange Act of 1934, on the twelfth business day following the date in such second calendar year on which the Company first releases a summary statement of revenues and earnings for the preceding fiscal quarter and/or fiscal year. Successive elections may be made with respect to the same shares so as to defer from year to year the receipt of such shares. Where the foregoing election is made with respect to Bonus Stock, such shares shall remain subject to forfeiture in accordance with Section 4.3(a) hereof, with the same force and effect as if such deferred vesting date were the date originally specified in the Participant's Bonus Stock Agreement for vesting of such shares.
When the foregoing election is made with respect to Incentive Stock, the number of shares of Incentive Stock to be issued to the Participant shall be determined at the end of the Performance Period in accordance with the provisions of the Plan, but such shares shall not be issued and the Participant shall not have the right to vote or receive dividends with respect to such shares until the deferred delivery date. Each Participant shall be solely responsible for determining the effect, if any, for federal income tax purposes of making any such election, and no representation is made by Energy or the Company that such election shall have the effect of deferring receipt of any income attributable to such shares for federal income tax purposes."

7.   Amendment and Termination of the Plan.

     7.1. The Board of Directors, without approval of or notice to the Participants, may amend the Plan from time to time in such respect as it deems advisable, provided, that without stockholder approval, no amendment may
(i) except as permitted in the case of stock splits and other recapitalizations, as provided in Paragraph 3.11, materially increase the number of shares which may be issued under the Plan; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     7.2. The Board of Directors, without approval of or notice to the Participants, may at any time terminate the Plan.

     7.3. Any amendment or termination of the Plan shall not affect Bonus Stock already issued or Bonus Stock Agreements or Incentive Stock Contracts already executed without the consent of the Participant. In each case where the Board of Directors determines it to be appropriate or is advised by counsel that such approval is required, an amendment or termination of the Plan shall be submitted to the stockholders of Energy for approval.